EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND YEAR-END 2006 RESULTS

-Fourth Quarter 2006 Pro Forma Net Revenue and Pro Forma Consolidated Adjusted EBITDA

Increase 6% and 9% Respectively

-Full Year 2006 Pro Forma Net Revenue and Pro Forma Consolidated Adjusted EBITDA

Increase 8% and 13% Respectively

SANTA MONICA, CALIFORNIA, February 22, 2007 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2006.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Net revenue	$74,236	$73,164	1%	$291,752	$280,964	4%
Operating expenses (1)	44,521	44,270	1%	175,791	172,040	2%
Corporate expenses (2)	4,941	4,520	9%	18,851	17,513	8%

Consolidated adjusted EBITDA (3)	25,645	24,903	3%	100,081	92,473	8%

Free cash flow (4)	$13,240	$11,628	14%	$42,412	$40,129	6%
Free cash flow per share, basic and diluted (4)	$0.13	$0.09	44%	$0.40	$0.32	25%

Net income (loss)	$21,388	$3,421	NM	$(134,599)	$(9,657)	NM

Net income (loss) per share applicable to common stockholders, basic and diluted	$0.20	$0.03	NM	$(1.27)	$(0.08)	NM

Weighted average common shares outstanding, basic	104,725,252	124,367,530		106,078,486	124,293,792
Weighted average common shares outstanding, diluted	104,812,441	124,511,705		106,078,486	124,293,792

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $229 thousand and $146 thousand of non-cash stock-based compensation for the three-month periods ended December 31, 2006 and 2005, respectively. Included in operating expenses are $1.2 million and $0.2 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2006 and 2005, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and gain (loss) on sale of assets.
(2)	Corporate expenses include $431 thousand and $356 thousand of non-cash stock-based compensation for the three-month periods ended December 31, 2006 and 2005, respectively. Corporate expenses include $1.6 million and $0.8 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2006 and 2005, respectively.
(3)	Consolidated adjusted EBITDA means operating income (loss) plus loss (gain) on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses, non-cash corporate expense, and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, non-cash corporate expense, non-cash impairment loss, loss (gain) on sale of assets and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes equity in net earnings (loss) of nonconsolidated affiliates. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation awards, non-cash corporate expense and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company made two bond interest payments in 2005. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “Our record results for the fourth quarter and full-year demonstrate the strength of our platform, our ability to capitalize on our audience shares and the dedication of all our employees. Once again we outpaced the general market, with strength across all three of our operating divisions as we benefited from the growth of the U.S. Hispanic consumer and the desire of local and national advertisers to target this expanding market. As we enter 2007 we are focused on our core strengths and the execution of our growth strategy. With a unique group of assets positioned in the most dynamic Hispanic growth markets in the U.S. and a sound balance sheet we remain well positioned to generate long-term value for our shareholders.”

Financial Results

Three Months Ended December 31, 2006 Compared to Three Months Ended December 31, 2005

(Unaudited)

	Three Months Ended December 31,
	2006	2005	% Change
Net revenue	$74,236	$73,164	1%
Operating expenses (1)	44,521	44,270	1%
Corporate expenses (1)	4,941	4,520	9%
Gain on sale of assets	(7,099)	—	NM
Depreciation and amortization	11,065	11,589	(5)%

Operating income	20,808	12,785	63%
Interest expense, net	(7,417)	(4,932)	50%

Income before income taxes	13,391	7,853	71%

Income tax (expense) benefit	8,129	(4,485)	NM

Net income before equity in net income (loss) of nonconsolidated affiliates	21,520	3,368	NM
Equity in net income (loss) of nonconsolidated affiliates	(132)	53	NM

Net income	$21,388	$3,421	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $74.2 million for the three-month period ended December 31, 2006 from $73.2 million for the three-month period ended December 31, 2005, an increase of $1.0 million. Excluding the 2006 and 2005 net revenue contributed by our radio stations in the San Francisco/San Jose, Tucson and Dallas markets that we sold in 2006, net revenue would have increased by $4.3 million during the three-month period ended December 31, 2006. Of the overall increase, $1.4 million came from our television segment. The increase from this segment was primarily attributable to an increase in local advertising sales from our Univision stations, primarily attributable to an increase in inventory sold. Additionally, $1.0 million of the overall increase was from our outdoor segment, primarily attributable to an increase in local advertising sales as well as revenue associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $1.4 million decrease in our radio net revenue. The decrease was primarily attributable to a decrease in net revenue of $3.3 million from our San Francisco/San Jose, Tucson and Dallas radio stations that we sold, partially offset by an increase in inventory sold.

Company operating expenses increased to $44.5 million for the three-month period ended December 31, 2006 from $44.3 million for the three-month period ended December 31, 2005, an increase of $0.2 million. Excluding the 2006 and 2005 operating expenses incurred by our radio stations in the San Francisco/San Jose, Tucson and Dallas markets that we sold in 2006, direct

Entravision Communications

operating expenses would have increased by $2.2 million during the three-month period ended December 31, 2006. Of the overall increase, $0.7 million came from our television segment. The increase from this segment was primarily attributable to an increase in sales expenses associated with the increase in net revenue and an increase in utility and rent expense related to digital television, partially offset by reduced expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision. Additionally, $0.8 million of the overall increase came from our outdoor segment and was primarily attributable to an increase in sales expenses associated with the increase in net revenue, higher lease rents for our billboard locations and expenses associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $1.3 million decrease in our radio direct operating expenses. The decrease was primarily attributable to a decrease in operating expenses from our San Francisco/San Jose, Tucson and Dallas radio stations that we sold in 2006, partially offset by an increase in commissions and other sales-related expenses associated with the increase in net revenue.

Corporate expenses increased to $4.9 million for the three-month period ended December 31, 2006 from $4.5 million for the three-month period ended December 31, 2005, an increase of $0.4 million. The increase was primarily attributable to increased professional fees, wages and non-cash stock-based compensation.

Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

(Unaudited)

	Twelve Months Ended December 31,
	2006	2005	% Change
Net revenue	$291,752	$280,964	4%
Operating expenses (1)	175,791	172,040	2%
Corporate expenses (1)	18,851	17,513	8%
Gain on sale of assets	(26,160)	—	NM
Depreciation and amortization	44,690	46,411	(4)%
Impairment charge	189,661	—	NM

Operating income (loss)	(111,081)	45,000	NM
Interest expense, net	(27,829)	(28,882)	(4)%
Loss on debt extinguishment	—	(27,969)	NM

Loss before income taxes	(138,910)	(11,851)	NM

Income tax benefit	4,463	2,338	91%

Net loss before equity in net loss of nonconsolidated affiliates	(134,447)	(9,513)	NM
Equity in net loss of nonconsolidated affiliates	(152)	(144)	6%

Net loss	$(134,599)	$(9,657)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $291.8 million for the year ended December 31, 2006 from $281.0 million for the year ended December 31, 2005, an increase of $10.8 million. Excluding the 2006 and 2005 net revenue contributed by our radio stations in the San Francisco/San Jose, Tucson and Dallas markets that we sold in 2006, net revenue would have increased by $20.5 million during the year ended December 31, 2006. Of the overall increase, $12.3 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in advertising rates, partially attributable to World Cup and political advertising. Additionally, $2.4 million of the overall increase was from our outdoor segment, primarily attributable to revenue associated with the expansion of our outdoor division in Tampa and

Entravision Communications

Sacramento, as well as an increase in local advertising sales. The overall increase was partially offset by a $3.9 million decrease in our radio net revenue. The decrease was primarily attributable to a decrease in net revenue of $9.7 million from our San Francisco/San Jose, Tucson and Dallas radio stations that we sold, partially offset by an increase in inventory sold and advertising rates.

Company operating expenses increased to $175.8 million for the year ended December 31, 2006 from $172.0 million for the year ended December 31, 2005, an increase of $3.8 million. Excluding the 2006 and 2005 operating expenses incurred by our radio stations in the San Francisco/San Jose, Tucson and Dallas markets that we sold in 2006, direct operating expenses would have increased by $9.6 million during the year ended December 31, 2006. Of the overall increase, $4.6 million came from our television segment. The increase from this segment was primarily attributable to an increase in national representation fees and other sales expenses associated with the increase in net revenue, an increase in utility and rent expense related to digital television and an increase in syndicated programming expense, partially offset by reduced expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision. Additionally, $2.2 million of the overall increase came from our outdoor segment and was primarily attributable to an increase in sales expenses associated with the increase in net revenue, higher lease rents for our billboard locations and expenses associated with the expansion of our outdoor division in Tampa and Sacramento. The overall increase was partially offset by a $3.0 million decrease in our radio direct operating expenses. The decrease was primarily attributable to a decrease in direct operating expenses from our San Francisco/San Jose, Tucson and Dallas radio stations that we sold, partially offset by an increase in commissions and other sales-related expenses associated with the increase in net revenue.

Corporate expenses increased to $18.9 million for the year ended December 31, 2006 from $17.5 million for the year ended December 31, 2005, an increase of $1.4 million. The increase was primarily attributable to increased non-cash stock-based compensation of $0.8 million. The remaining increase was primarily attributable to increased professional fees and wages.

On November 1, 2006, the Company’s Board of Directors approved the repurchase of up to $100.0 million of its outstanding common stock. To date, the company has repurchased approximately 1.5 million shares at an average price of $7.50 for an aggregate purchase price of $11.3 million plus transaction fees.

Pro Forma Segment Results

With the sale of the Company’s radio assets in San Francisco/San Jose, Tucson and Dallas markets in the first, third and fourth quarters of 2006, respectively, the Company no longer has any remaining broadcasting operations in those three markets. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from those three markets for the prior period and current period so that the comparison between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 9.

The following is the Company’s selected unaudited pro forma segment information for the fourth quarter of 2006 and 2005:

	Three Months Ended December 31,
	2006	2005	% Change
Net Revenue
Television	$40,291	$38,833	4%
Radio	23,351	21,509	9%
Outdoor	10,150	9,099	12%

Total	$73,792	$69,441	6%

Operating Expenses (1)
Television	$21,879	$21,154	3%
Radio	13,928	13,259	5%
Outdoor	8,309	7,523	10%

Total	$44,116	$41,936	5%

Corporate Expenses (1)	$4,941	$4,520	9%

Consolidated adjusted EBITDA (1)	$25,606	$23,514	9%

(1)	Operating expenses, Corporate expenses and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended December 31,
	2006	2005	% Change
Net Revenue
Television	$40,291	$38,833	4%
Radio	23,795	25,232	(6)%
Outdoor	10,150	9,099	12%

Total	$74,236	$73,164	1%

Operating Expenses (1)
Television	$21,879	$21,154	3%
Radio	14,333	15,593	(8)%
Outdoor	8,309	7,523	10%

Total	$44,521	$44,270	1%

Corporate Expenses (1)	$4,941	$4,520	9%

Consolidated adjusted EBITDA (1)	$25,645	$24,903	3%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Guidance

The following is the Company’s guidance for the first quarter of 2007. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

With the sale of the Company’s radio assets in Tucson and Dallas markets in the third and fourth quarter of 2006, respectively, the Company no longer has any remaining broadcasting operations in those two markets. As a result, in accordance with Company policy, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from those markets for the prior period so that the comparison between the periods will be meaningful. The amounts excluded from net revenue and operating expenses for the first quarter of 2006 were $1,470,000 and $1,224,000, respectively.

Entravision Communications

Operating expenses and corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.4 million in operating expenses and $0.6 million in corporate expenses related to equity compensation in the first quarter of 2007.

For the first quarter of 2007, the Company expects net revenues to increase by high single digit percentages and operating expenses to increase by mid single digit percentages as compared to the first quarter of 2006. Excluding the non-cash stock-based compensation, corporate expenses are expected to increase by low single digit percentages as compared to the first quarter of 2006.

Entravision Communications Corporation will hold a conference call to discuss its 2006 fourth quarter and full year results on February 22, 2007 at 5 p.m. Eastern Time. To access the conference call, please dial 212-346-6553 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 47 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,600 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

John DeLorenzo	Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2006	2005	2006	2005
Net revenue (including related parties of $150, $155, $600 and $605)	$74,236	$73,164	$291,752	$280,964

Expenses:
Direct operating expenses (including related parties of $3,086, $2,729, $12,422 and $11,514) (including non-cash stock-based compensation of $87, $0, $267 and $0)	31,835	31,160	123,798	120,285
Selling, general and administrative expenses (including non-cash stock-based compensation of $142, $146, $911 and $229)	12,686	13,110	51,993	51,755
Corporate expenses (including non-cash stock-based compensation of $431, $356, $1,576 and $768)	4,941	4,520	18,851	17,513
Gain on sale of assets	(7,099)	—	(26,160)	—
Depreciation and amortization (includes direct operating of $10,118, $10,357, $40,052 and $41,104; selling, general and administrative of $1,064, $1,020, $4,132 and $4,406; and corporate of $(117), $212, $506 and $905) (including related parties of $580, $580, $2,320 and $2,320)	11,065	11,589	44,690	46,411
Impairment charge	—	—	189,661	—

	53,428	60,379	402,833	235,964

Operating income (loss)	20,808	12,785	(111,081)	45,000
Interest expense (including related parties of $73, $87, $315 and $373)	(8,201)	(5,336)	(29,431)	(29,848)
Interest income	784	404	1,602	966
Loss on debt extinguishment	—	—	—	(27,969)

Income (loss) before income taxes	13,391	7,853	(138,910)	(11,851)
Income tax (expense) benefit	8,129	(4,485)	4,463	2,338

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	21,520	3,368	(134,447)	(9,513)
Equity in net income (loss) of nonconsolidated affiliate (including non-cash stock-based compensation of $1, $102, $90 and $224)	(132)	53	(152)	(144)

Net income (loss) applicable to common stockholders	$21,388	$3,421	$(134,599)	$(9,657)

Basic and diluted earnings per share:
Net income (loss) per share, applicable to common stockholders, basic and diluted	$0.20	$0.03	$(1.27)	$(0.08)

Basic weighted average common shares outstanding	104,725,252	124,367,530	106,078,486	124,293,792

Diluted weighted average common shares outstanding	104,812,441	124,511,705	106,078,486	124,293,792

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss)	$21,388	$3,421	$(134,599)	$(9,657)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,065	11,589	44,690	46,411
Impairment charge	—	—	189,661	—
Deferred income taxes	(8,921)	4,232	(8,882)	(3,748)
Amortization of debt issue costs	107	101	406	1,888
Amortization of syndication contracts	15	34	87	72
Payments on syndication contracts	(17)	(7)	(83)	(7)
Equity in net (income) loss of nonconsolidated affiliate	132	(53)	152	144
Non-cash stock-based compensation	660	502	2,754	997
Loss (gain) on sale of media properties and other assets	(7,099)	13	(26,160)	—
Loss on debt extinguishment	—	—	—	9,581
Change in fair value of interest rate swap agreements	313	(2,750)	(2,359)	(3,750)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	7,419	(631)	(76)	(8,267)
(Increase) decrease in prepaid expenses and other assets	1,274	(7)	929	(2,254)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,673)	9,317	(4,490)	4,530

Net cash provided by operating activities	24,663	25,761	62,030	35,940

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	91,519	—	96,282	44
Purchases of property and equipment and intangibles	(4,623)	(7,130)	(40,586)	(39,880)
Deposits on acquisitions	—	(1,088)	106	(1,088)
Proceeds from collection of note receivable	—	—	1,288	—

Net cash provided by (used in) investing activities	86,896	(8,218)	57,090	(40,924)

Cash flows from financing activities:
Proceeds from issuance of common stock	503	128	3,760	1,347
Payments on long-term debt	(5,826)	(1,097)	(24,795)	(476,125)
Repurchase of Class U common stock	—	—	(52,514)	—
Proceeds from borrowings on long-term debt	—	—	16,000	500,000
Excess tax benefits from exercise of stock options	8	—	117	—
Repurchase of Class A common stock	(8,772)	—	(8,772)	—
Payments of deferred debt and offering costs	—	(1)	—	(1,597)

Net cash provided by (used in) financing activities	(14,087)	(970)	(66,204)	23,625

Net increase in cash and cash equivalents	97,472	16,573	52,916	18,641
Cash and cash equivalents:
Beginning	21,054	49,037	65,610	46,969

Ending	$118,526	$65,610	$118,526	$65,610

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2006	2005	2006	2005
Consolidated adjusted EBITDA (1)	$25,645	$24,903	$100,081	$92,473

Interest expense	(8,201)	(5,336)	(29,431)	(29,848)
Interest income	784	404	1,602	966
Loss on debt extinguishment	—	—	—	(27,969)
Income tax (expense) benefit	8,129	(4,485)	4,463	2,338
Amortization of syndication contracts	(15)	(34)	(87)	(72)
Payments on syndication contracts	17	7	83	7
Gain on sale of assets	7,099	—	26,160	—
Non-cash expense included in corporate expenses	(213)	—	(213)	—
Non-cash stock-based compensation included in direct operating expenses	(87)	—	(267)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	(142)	(146)	(911)	(229)
Non-cash stock-based compensation included in corporate expenses	(431)	(356)	(1,576)	(768)
Depreciation and amortization	(11,065)	(11,589)	(44,690)	(46,411)
Impairment charge	—	—	(189,661)	—

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	21,520	3,368	(134,447)	(9,513)
Equity in net income (loss) of nonconsolidated affiliates	(132)	53	(152)	(144)

Net income (loss)	21,388	3,421	(134,599)	(9,657)

Depreciation and amortization	11,065	11,589	44,690	46,411
Impairment charge	—	—	189,661	—
Deferred income taxes	(8,921)	4,232	(8,882)	(3,748)
Amortization of debt issue costs	107	101	406	1,888
Amortization of syndication contracts	15	34	87	72
Payments on syndication contracts	(17)	(7)	(83)	(7)
Equity in net (income) loss of nonconsolidated affiliate	132	(53)	152	144
Non-cash stock-based compensation	660	502	2,754	997
Loss (gain) on sale of media properties and other assets	(7,099)	13	(26,160)	—
Loss on debt extinguishment	—	—	—	9,581
Change in fair value of interest rate swap agreements	313	(2,750)	(2,359)	(3,750)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	7,419	(631)	(76)	(8,267)
(Increase) decrease in prepaid expenses and other assets	1,274	(7)	929	(2,254)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,673)	9,317	(4,490)	4,530

Cash flows from operating activities	$24,663	$25,761	$62,030	$35,940

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2006	2005	2006	2005
Consolidated adjusted EBITDA (1)	$25,645	$24,903	$100,081	$92,473
Net interest expense (1)	6,997	7,581	29,782	30,744
Cash paid for income taxes	785	253	4,298	1,410
Capital expenditures (2)	4,623	5,441	23,589	20,190

Free cash flow (1)	13,240	11,628	42,412	40,129

Capital expenditures (2)	4,623	5,441	23,589	20,190
Non-cash interest expense relating to amortization of debt finance costs and interest rate swap agreements	(420)	2,649	1,953	1,862
Loss on debt extinguishment	—	—	—	(27,969)
Non-cash income tax (expense) benefit	8,914	(4,232)	8,761	3,748
Amortization of syndication contracts	(15)	(34)	(87)	(72)
Payments on syndication contracts	17	7	83	7
Gain on sale of assets	7,099	—	26,160	—
Non-cash expense included in corporate expenses	(213)	—	(213)	—
Non-cash stock-based compensation included in direct operating expenses	(87)	—	(267)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	(142)	(146)	(911)	(229)
Non-cash stock-based compensation included in corporate expenses	(431)	(356)	(1,576)	(768)
Depreciation and amortization	(11,065)	(11,589)	(44,690)	(46,411)
Impairment charge	—	—	(189,661)	—

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	21,520	3,368	(134,447)	(9,513)
Equity in net income (loss) of nonconsolidated affiliates	(132)	53	(152)	(144)

Net income (loss)	$21,388	$3,421	$(134,599)	$(9,657)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Net Revenue to Net Revenue

(Unaudited; in thousands)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses and consolidated adjusted EBITDA – to its respective GAAP financial measure. The reconciliation of consolidated adjusted EBITDA to net incomes is set forth above.

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2006	2005	2006	2005
Radio net revenue	$23,795	$25,232	$96,668	$100,582
Less: San Francisco/San Jose, Tucson and Dallas markets	(444)	(3,723)	(5,774)	(15,481)

Pro forma radio net revenue	$23,351	$21,509	$90,894	$85,101

Total net revenue	$74,236	$73,164	$291,752	$280,964
Less: San Francisco/San Jose, Tucson and Dallas markets	(444)	(3,723)	(5,774)	(15,481)

Pro forma total net revenue	$73,792	$69,441	$285,978	$265,483

Radio operating expenses (1)	$14,333	$15,593	$59,044	$62,085
Less: San Francisco/San Jose, Tucson and Dallas markets	(405)	(2,334)	(4,056)	(9,934)

Pro forma radio operating expenses (1)	$13,928	$13,259	$54,988	$52,151

Total operating expenses (1)	$44,521	$44,270	$175,791	$172,040
Less: San Francisco/San Jose, Tucson and Dallas markets	(405)	(2,334)	(4,056)	(9,934)

Pro forma total operating expenses (1)	$44,116	$41,936	$171,735	$162,106

Consolidated adjusted EBITDA (1)	$25,645	$24,903	$100,081	$92,473
Less: San Francisco/San Jose, Tucson and Dallas markets	(39)	(1,389)	(1,718)	(5,547)

Pro forma Consolidated adjusted EBITDA (1)	$25,606	$23,514	$98,363	$86,926

(1)	Operating expenses and consolidated adjusted EBITDA are defined on page 1.